                                                                   Exhibit 23.01

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement
(Form S-3 No. 333-     ) of IDT Corporation for the registration of 503,750
shares of common stock of our report dated September 25, 1997, with respect to the consolidated financial statements and schedule of IDT Corporation included in its Annual Report (Form 10-K), as amended, for the year ended July 31, 1997, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP

New York, New York
January 28, 1998